Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MDC Stagwell Holdings Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MDC Stagwell Holdings Inc. (f/k/a MDC Partners Inc.) of our reports dated March 16, 2021, relating to the consolidated financial statements, the effectiveness of MDC Stagwell Holdings Inc.’s internal control over financial reporting and schedules of MDC Stagwell Holdings Inc. appearing in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020.

/S/ BDO USA, LLP

New York, New York

August 2, 2021